SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e) (2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         ADVANCED TISSUE SCIENCES, INC.
                         ------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   Fee not required.

[ ]   Fee computed on table below per Exchange Act rules 14a-6(i) (4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:

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[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 011 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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      (2) Form Schedule or Registration Statement No.:

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

                         ADVANCED TISSUE SCIENCES, INC.
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 22, 2001

                         ------------------------------


To the Stockholders of Advanced Tissue Sciences, Inc.:

     Notice is hereby given that the 2001 Annual Meeting of Stockholders of Advanced Tissue Sciences, Inc., a Delaware corporation (the "Company"), will be held at the Hilton La Jolla Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California 92037 on Tuesday, May 22, 2001 at 10:00 A.M. Pacific Daylight Savings Time for the following purposes, as more fully described in the proxy statement:

     1. To elect eight directors to serve for the term of one year or until their respective successors have been elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

     3. To transact such other business as may properly come before the Annual Meeting.

     The close of business on March 30, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof, and only stockholders of record at such time will be so entitled to vote.

     You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, please promptly complete, sign, date and return the enclosed proxy card in the enclosed self-addressed, stamped envelope. It will assist us in keeping down the expenses of the Annual Meeting if all stockholders return their signed proxies promptly, whether they own a few shares or many shares.

     A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING MUST BE PRESENT AT THE ANNUAL MEETING IN PERSON OR REPRESENTED BY PROXY IN ORDER TO CONSTITUTE A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE ANNUAL MEETING. PLEASE RETURN YOUR PROXY CARD IN ORDER TO ENSURE THAT A QUORUM IS OBTAINED AND TO AVOID THE ADDITIONAL COSTS TO THE COMPANY OF ADJOURNING THE ANNUAL MEETING AND RESOLICITING PROXIES.

YOUR VOTE IS IMPORTANT.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                             /s/ Mark J. Gergen

                                            Mark J. Gergen
                                            Secretary

La Jolla, California
April 9, 2001

                         ADVANCED TISSUE SCIENCES, INC.

                         ------------------------------

                                 PROXY STATEMENT

                         ------------------------------


     This proxy statement and the enclosed proxy card are furnished in connection with the 2001 Annual Meeting of Stockholders of Advanced Tissue Sciences, Inc. The annual meeting will be held at the Hilton La Jolla Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California, on Tuesday, May 22, 2001 at 10:00 A.M. Pacific Daylight Savings Time. Stockholders of record at the close of business on March 30, 2001 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     On March 30, 2001, there were 64,202,641 shares of our common stock, $.01 par value per share, issued and outstanding. No shares of our preferred stock are outstanding. Each share of common stock is entitled to one vote. A majority of the shares of common stock entitled to vote will constitute a quorum.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

     The enclosed proxy is being solicited by members of the Company's board of directors and is revocable at any time prior to its exercise. A proxy may be revoked by delivery of a written revocation to the Secretary of the Company, by presentation of a subsequent proxy, properly signed, or by attendance at the annual meeting and voting in person.

     Proxies will be solicited by mail and telephone by the Company and Morrow & Co., 909 Third Avenue, New York, New York 10022, which has been engaged by the Company for a fee of approximately $4,000, plus expenses, for this purpose. The Company will request banks, brokerage houses and other institutions to forward the soliciting material to persons for whom they hold shares and to obtain authorization for the execution of proxies. The Company will reimburse banks, brokerage houses and other institutions for their reasonable expenses in forwarding the Company's proxy materials to beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. All costs associated with the solicitation of proxies will be borne by the Company.

     Proxies in the accompanying form that are properly executed, duly returned to the Company and not revoked will be voted as specified thereon. If the proxy does not specify how the shares it represents are to be voted, the proxy will be voted FOR the election of the directors nominated by the Board unless the authority to vote for the election of the eight nominee directors is withheld, and the proxy will be voted FOR the approval of Proposal 2 described in the accompanying notice and proxy statement unless contrary instructions are given.

     This proxy statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000, are scheduled to be mailed commencing on or about April 23, 2001 to stockholders of record at the close of business on March 30, 2001.

     The principal executive offices of the Company are located at 10933 North Torrey Pines Road, La Jolla, California 92037.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The enclosed proxy will be voted, unless authority is withheld or the proxy is revoked, for the election of a board of directors consisting of the eight nominees named herein to hold office as directors until the next annual meeting or until their respective successors shall be elected and qualified. The nominees for election have agreed to serve if elected, and management has no reason to believe that any such nominee will be unavailable to serve. If any nominee shall be unable to serve, the proxies will be voted for a substitute person nominated by the directors. The holders of a majority of shares of common stock voting at the annual meeting in person or by proxy, assuming such shares constitute a quorum, will be able to elect all of the directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES NAMED BELOW.

DIRECTORS AND NOMINEES

       Name                   Age                  Position
       ----                   ---                  --------

Arthur J. Benvenuto           57         Chairman of the Board of Directors
                                         and Chief Executive Officer

Dr. Gail K. Naughton          45         Director and President

Jerome E. Groopman, M.D.      49         Director and Chairman of the Company's
                                         Scientific Advisory Board

Jack L. Heckel                69         Director

Ronald L. Nelson              48         Director

Dayton Ogden                  56         Director

David S. Tappan, Jr.          78         Director

Dr. Gail R. Wilensky          57         Director

     ARTHUR J. BENVENUTO has served as Chairman of the Board and Chief Executive Officer since September 1995 and previously served as Chairman of the Board, President and Chief Executive Officer of the Company from June 1988 through September 1995. Prior to joining the Company, Mr. Benvenuto was associated with Eli Lilly & Company for more than 20 years. Mr. Benvenuto served as President and General Manager of Eli Lilly Canada, Inc. from October 1986 to June 1988 and was President and Chief Executive Officer of IVAC Corporation, a Lilly medical device subsidiary, from January 1982 to September 1986. Prior to January 1982, Mr. Benvenuto was the Director and then the Vice President of Marketing and Sales at IVAC Corporation. Mr. Benvenuto also held various positions in marketing planning, human resources and sales management within the pharmaceutical division of Eli Lilly & Company. He received his B.S. in Pharmacy from St. John's University. Mr. Benvenuto currently serves as a director of Project HOPE.

     GAIL K. NAUGHTON, PH.D., a co-founder of the Company and a co-inventor of its core technology, has been a Director of the Company since its inception in 1986. In addition to her role as President, Dr. Naughton also served as Chief Operating Officer of the Company from September 1995 to August 2000. Prior to September 1995, Dr. Naughton had been Executive Vice President and Chief Operating Officer of the Company since June 1991. Dr. Naughton served as Senior Vice President and Chief Scientific Officer of the Company from January 1989 to June 1991, and Principal Scientist of the Company from its inception to December 1988. Dr. Naughton received her M.S. in histology in 1978 and her Ph.D. in Basic Medical Sciences from New York University Medical Center in 1981, and completed her post-doctoral training at New York University Medical Center in the Department of Dermatology. Dr. Naughton was an Assistant Professor of Research at New York University Medical Center for two years prior to joining City University of New York in 1985. Dr. Naughton's primary fields of research include cell and tissue culture technology, dermatology and hematology. Dr. Naughton holds 66 issued U.S. and foreign patents and has been extensively published in the field of tissue engineering. In 2000, Dr. Naughton received the 27th Annual National Inventor of the Year award by the Intellectual Property Owners Association (IPO) in honor of her pioneering work in the field of tissue engineering. Dr. Naughton sits on the advisory boards of the Department of Bioengineering at Johns Hopkins University and Georgia Institute of Technology, and is a member of the industrial liaison board at the University of California, San Diego, Georgia Institute of Technology, the Massachusetts Institute of Technology and the University of Washington. Dr. Naughton is a member of the Board of the Stern Foundation and the Ackerman Foundation as well as the Scientific Advisory Board of Frantz Medical Ventures.

     JEROME E. GROOPMAN, M.D., has been a Director of the Company since May 1993 and the Chairman of the Company's Scientific Advisory Board since May 1993. Since October 1996, Dr. Groopman has been Chief, Division of Experimental Medicine, Beth Israel Deaconess Medical Center, having previously been Chief, Division of Hematology/Oncology, New England Deaconess Hospital. Dr. Groopman holds the Dina and Raphael Recanati Professorship in Medicine at Harvard Medical School and has been a Professor of Medicine at Harvard Medical School since 1993. Dr. Groopman's primary expertise is in human retroviruses, specifically the AIDS virus, cancer and blood diseases. Dr. Groopman has served on the Biological Response Modifers Advisory Committee to the U.S. Food and Drug Administration and as an advisor to the National Heart Lung Blood Institute. In 2000, Dr. Groopman was elected to the Institute of Medicine of the National Academy of Sciences.

     JACK L. HECKEL has been a Director of the Company since September 1990. Mr. Heckel served as President and Chief Operating Officer of GenCorp Inc., a technology-based company with strong positions in aerospace, automotive and related polymer products, from January 1987 until his retirement in November 1993. Mr. Heckel served as Chairman of the Board of Aerojet, a division of GenCorp Inc., from 1985 to January 1987, and as President prior to 1985. Mr. Heckel serves as a director of the WD-40 Company and APW Ltd.

     RONALD L. NELSON has been a Director of the Company since June 1997. Mr. Nelson is a founding member of the senior management team of DreamWorks L.L.C., a multi-media entertainment company. Mr. Nelson has served as Chief Operating Officer for DreamWorks since November 1994. Prior to joining DreamWorks, Mr. Nelson was affiliated with Paramount Communications (formerly Gulf & Western, Inc.) from 1979 to 1994, serving as a director and Executive Vice President and Chief Financial Officer from January 1990 to March 1994. Mr. Nelson also serves as a director of Charter Communications, Inc., and Centre Pacific LLC, an investment advisory firm.

     DAYTON OGDEN has been a Director of the Company since September 1996. Mr. Ogden was named Chairman of Spencer Stuart Worldwide, an international executive search firm, in May 1999 after having previously served as President since October 1996 and as Chief Executive Officer for the previous nine years. Mr. Ogden serves as a director of the American Business Conference and Project HOPE. Mr. Ogden is a frequent contributor to a wide variety of corporate governance conferences.

     DAVID S. TAPPAN, JR. has been a Director of the Company since October 1992. Mr. Tappan served as Chairman of the Board and Chief Executive Officer of Fluor Corporation, an international engineering, construction and technical services company, from 1984 until his retirement in 1990. Mr. Tappan is a trustee for the University of Southern California and The Scripps Research Institute.

     GAIL R. WILENSKY, PH.D., has been a Director of the Company since January 1993. Since January 1993, Dr. Wilensky has been serving as a Senior Fellow at Project HOPE. From March 1992 to January 1993, Dr. Wilensky served in the Bush Administration as Deputy Assistant to the President for Policy Development, responsible for advising the President on health and welfare issues. Prior to her tenure in the White House, from January 1990 to March 1992, Dr. Wilensky served as the Administrator of the Health Care Financing Administration (HCFA) in the Department of Health and Human Services, where she directed the Medicare and Medicaid programs. From April 1983 to January 1990, Dr. Wilensky was Vice President, Division of Health Affairs at Project HOPE. Dr. Wilensky is an elected member of the Institute of Medicine of the National Academy of Sciences. Dr. Wilensky is currently chairperson of the Medicare Payment Advisory Commission and has also served as chair of the Physician Payment Review Commission and as a member of the Health Advisory Committee of the General Accounting Office. Dr. Wilensky serves as a director of ManorCare, Inc., Quest Diagnostics Incorporated, St. Jude Medical, Inc., Syncor International Corporation, and United HealthCare Corporation.

     Directors are elected by the Company's stockholders at each annual meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified.

     On March 30, 2001, the directors and all officers of the Company beneficially owned in the aggregate 5,417,641 shares of our common stock, including 3,682,666 shares subject to the exercise of stock options exercisable or becoming exercisable within 60 days after such date. This aggregate ownership represents approximately 8.4% of the total outstanding shares, including shares deemed to be beneficially owned. See "Principal Stockholders" for a discussion of shares held by various directors and officers.

BOARD MEETINGS AND COMMITTEES

During the year ended December 31, 2000, our board of directors held seven meetings. All directors except Dr. Wilensky participated in at least 75% of the meetings of the board of directors and the committees of the board of directors on which they served. Dr. Wilensky participated in 60% of the meetings. The committees of the board of directors include the Audit Committee, the Compensation and Stock Option Committee and the Nominating and Corporate Governance Committee.

     The Audit Committee recommends the appointment of the independent auditors for the Company, reviews and approves the scope of the annual audit undertaken by the independent auditors and reviews the independence of the accounting firm. In addition, the Committee reviews and discusses the year-end financial statements with the Company's management and the Company's independent auditors. The Committee also reviews the audit and non-audit fees of the independent auditors and the adequacy of the Company's internal control procedures. The board of directors adopted a written charter for the Committee which is attached as an appendix to this proxy statement. The Committee met four times during the year ended December 31, 2000. The Committee is composed of three members, each of whom is independent as defined under Rule 4200 of the National Association of Securities Dealers' listing standards. The current members of the Committee are Jack L. Heckel (Chairman), Ronald L. Nelson and Dr. Gail R. Wilensky.

     The Compensation and Stock Option Committee reviews and approves remuneration arrangements for the Company's officers and key employees and approves compensation plans. In addition, the Committee administers the Company's 1997 Stock Incentive Plan and determines the key employees to be granted options and awards under such plan and the number of shares to be granted. The Committee also determines the individuals and other entities to be granted warrants which are issued other than pursuant to the Company's stock option plan, including the number of shares, and the terms and conditions with respect to which such warrants are granted. The Committee met five times during the year ended December 31, 2000. The current members of the Compensation and Stock Option Committee are David S. Tappan, Jr. (Chairman), Jack L. Heckel and Dayton Ogden.

     The Nominating and Corporate Governance Committee's primary function is to assist the board of directors in identifying and recommending candidates with the appropriate qualifications and experience to serve on the Company's board of directors. In addition, the Nominating and Corporate Governance Committee reviews and, as appropriate, makes recommendations with respect to such topics as corporate governance and the performance of the board of directors. During 1999, meetings of the Nominating and Corporate Governance Committee were held as part of the board of directors' regular quarterly meetings. The full board of directors serves as the Nominating and Corporate Governance Committee with Dayton Ogden as Chairman.

AUDIT COMMITTEE REPORT

     The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000, included in the Company's annual report on Form 10-K for that year.

     The audit committee has reviewed and discussed these audited financial statements with the management of the Company.

     The audit committee has discussed with the Company's independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

     The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.

     Based on the review and discussions referred to above in this report, the audit committee recommended to the Company's board of directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                       Submitted by the Audit Committee
                                       of the Board of Directors

                                       Jack L. Heckel
                                       Ronald L. Nelson
                                       Gail R. Wilensky

DIRECTOR COMPENSATION

     Each member of the board of directors who is not an officer or employee of the Company receives travel and expense reimbursement and $1,000 in connection with attending regular or special (except for telephonic) meetings of the board of directors or any committees of the board of directors. Dr. Groopman also receives $20,000 annually in connection with services rendered as Chairman of our Scientific Advisory Board. In addition, under our stock plan, each non-employee member of the board of directors is automatically granted a non-statutory stock option to purchase 50,000 shares of our common stock at an exercise price equal to 100% of the market price of the common stock at the time of initial election or appointment to the board of directors. The options are immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the non-employee director's cessation of board service prior to vesting in those shares. The shares subject to the option become vested and the Company's repurchase rights lapse in three successive equal annual installments measured from the grant date. Under our stock plan, each non-employee director will receive an additional 50,000 share option grant upon re-election to the board of directors at each annual meeting of stockholders in the year during which the final installment of his or her last previous grant vests. During 2000, Mr. Nelson was the only director to receive such a share option grant. The option grant is exercisable at $4.1875 per share and will vest in annual equal installments over three years. In August 2000, in recognition of his contribution to the board of directors and the Scientific Advisory Board, Dr. Groopman was granted a non-statutory stock option to purchase 10,000 shares at an exercise price of $6.0938. The option became exercisable upon completion of six months of service from the grant date and expires in August 2010.

     Dr. Wilensky provides consulting and advisory services to the Company in the area of reimbursement and health care financing. Dr. Wilensky is compensated for these services at a rate of $2,500 per day (not to exceed $25,000 annually) plus the reimbursement of expenses.

                                   PROPOSAL 2
                            RATIFICATION OF AUDITORS

     The board of directors has appointed Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the fiscal year ending December 31, 2001 and is asking the stockholders to ratify this appointment. Ernst & Young was first engaged as the Company's independent auditors for the fiscal year ended January 31, 1991. The affirmative vote of a majority of the votes cast on this Proposal 2 is required to ratify the appointment of Ernst & Young as the Company's independent auditors for calendar year 2001.

     A representative of Ernst & Young is expected to be present at the annual meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

AUDIT FEES

     The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and the reviews of the financing statements included in the Company's Forms 10-Q for such fiscal year were $108,600.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by Ernst & Young for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for fiscal year 2000.

ALL OTHER FEES

     The aggregate fees billed by Ernst & Young for professional services other than as stated under the captions Audit Fees and Financial Information Systems Design and Implementation Fees above were $24,750. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Ernst & Young.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                  OTHER MATTERS

     Management does not know of any other matters to be brought before the annual meeting. If any other matter is properly presented for consideration at the annual meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 30, 2001, certain information known to the Company as to the beneficial ownership of the Company's common stock of each of (a) the Company's directors and director nominees, (b) the named executive officers under "Executive Compensation - Summary Compensation Table" below, (c) each person who beneficially owns more than 5% of the Company's common stock and (d) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. The percentage of common stock outstanding is based on 64,202,641 shares of common stock outstanding and is determined in accordance with the rules of the Securities and Exchange Commission. The address for those individuals for which an address is not otherwise indicated is 10933 North Torrey Pines Road, La Jolla, California 92037.


                                                                    BENEFICIAL OWNERSHIP         PERCENTAGE OF
          NAME AND ADDRESS                                          OF COMMON STOCK AS OF        COMMON STOCK
          BENEFICIAL OWNER                     POSITION                MARCH 30, 2001             OUTSTANDING
---------------------------------       -----------------------    ----------------------       --------------

Arthur J. Benvenuto                     Chairman of the Board            2,536,578    (1)             3.9%
                                        of Directors and Chief
                                        Executive Officer

Dr. Gail K. Naughton                    Director and President           1,880,341    (2)             2.9%

Jerome E. Groopman, M.D.                Director and Chairman              170,000    (3)             *
Beth Israel Deaconess Medical           of Company's Scientific
  Center                                Advisory Board
4 Blackfan Circle
Boston, MA 02115

Jack L. Heckel                          Director                           180,847    (4)             *
27390 Oak Knoll Drive
Bonita Springs, FL 33923

Ronald L. Nelson                        Director                           120,000    (5)             *
DreamWorks L.L.C.
100 Universal City Plaza
Universal City, CA 91608

Dayton Ogden                            Director                           103,875    (6)             *
Spencer Stuart
695 East Main Street
Stamford, CT 06901

David S. Tappan, Jr.                    Director                           150,000    (7)             *
620 Newport Center Drive
Newport Beach, CA 92660

Dr. Gail R. Wilensky                    Director                           153,000    (8)             *
Project HOPE
7500 Old Georgetown Road
Bethesda, MD 20814



                                                                    BENEFICIAL OWNERSHIP         PERCENTAGE OF
          NAME AND ADDRESS                                          OF COMMON STOCK AS OF        COMMON STOCK
          BENEFICIAL OWNER                     POSITION                MARCH 30, 2001             OUTSTANDING
---------------------------------       -----------------------    ----------------------       --------------

Joseph R. Kletzel, II                   Executive Vice                      66,000    (9)             *
                                        President and Chief
                                        Operating Officer

Charles E. Anderson                     Vice President, Quality             37,000   (10)             *

Mark J. Gergen                          Vice President, General             20,000   (11)                 *
                                        Counsel and Secretary

State of Wisconsin Investment                                           11,979,365   (12)            18.7%
  Board
P.O. Box 7842
Madison, WI 53707

Smith & Nephew SNATS, Inc.                                               5,104,163   (13)             8.0%
1450 Brooks Road
Memphis, TN 38116

Directors and executive officers as a                                    5,417,641   (14)             8.4%
group (consisting of 13 persons)
-----------------
*  Less than one percent.

(1) Includes options to purchase 1,750,000 shares of common stock which are currently exercisable or become exercisable within 60 days and 250,000 shares of restricted common stock which are subject to repurchase rights by the Company.

(2) Includes 283,616 shares of common stock held as custodian for Dr. Naughton's minor children, options to purchase 996,666 shares of common stock which are currently exercisable or become exercisable within 60 days.

(3) Beneficial ownership represents options to purchase 170,000 shares of common stock.

(4) Includes 5,847 shares of common stock held by a trust and options to purchase 150,000 shares of common stock.

(5)  Includes options to purchase 100,000 shares of common stock.

(6)  Includes options to purchase 100,000 shares of common stock.

(7) Beneficial ownership represents options to purchase 150,000 shares of common stock.

(8) Includes 3,000 shares of common stock held by Dr. Wilensky's spouse in a retirement plan and options to purchase 150,000 shares of common stock.

(9) Beneficial ownership represents options to purchase 66,000 shares of common stock which are currently exercisable or become exercisable within 60 days.

(10) Beneficial ownership consists of options to purchase 30,000 shares of common stock which are currently exercisable or become exercisable within 60 days.

(11) Beneficial ownership consists of options to purchase 20,000 shares of common stock which are currently exercisable or become exercisable within 60 days.

(12) Pursuant to a Schedule 13G filed with the SEC on February 9, 2001, the State of Wisconsin Investment Board reported that it had sole dispositive power and sole voting power over 11,979,365 shares of common stock. See "Certain Transactions."

(13) Pursuant to a Schedule 13D filed with the SEC on December 18, 2000, Smith & Nephew SNATS, Inc., Smith & Nephew Holdings, Inc. and Smith & Nephew plc reported that they had sole dispositive power and sole voting power over 5,104,163 shares of common stock. Both Smith & Nephew Holdings, Inc. and Smith & Nephew SNATS, Inc. are indirect, wholly-owned subsidiaries of Smith & Nephew plc.

(14) Includes (i) options to purchase 5,417,641 shares of common stock which are currently exercisable or become exercisable within 60 days, 250,000 shares of which are subject to repurchase rights, and (ii) 300,000 shares of restricted common stock, of which 250,000 shares are subject to repurchase rights by the Company.
                                       7

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and officers of the Company, and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC reports on Forms 3, 4 and 5 of initial ownership and of changes in beneficial ownership of common stock. Based solely on the Company's review of the reporting forms received by it, and written representations from certain persons that no Form 5 reports were required to be filed by those persons, the Company believes that all statements of beneficial ownership required to be filed with the SEC in fiscal 2000 were timely filed.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

     The following table names the Company's executive officers as of March 31, 2001. The officers of the Company serve at the discretion of the board of directors.

            NAME               AGE                    POSITION
            ----               ---                    --------

Arthur J. Benvenuto            57         Chairman of the Board of Directors and
                                          Chief Executive Officer

Dr. Gail K. Naughton           45         Director and President

Joseph R. Kletzel, II          51         Executive Vice President and Chief
                                          Operating Officer

Nikhil A. Mehta                44         Senior Vice President and Chief
                                          Financial Officer

Charles E. Anderson            52         Vice President, Quality

Robert O. Gaskin, Jr.          47         Vice President, Human Resources

Mark J. Gergen                 38         Vice President, General Counsel and
                                          Secretary

     Information on the business backgrounds of Arthur J. Benvenuto and Dr. Gail
K. Naughton is set forth above under the heading "Directors and Nominees."

     Joseph R. Kletzel was appointed Executive Vice President and Chief Operating Officer of the Company in August 2000, having joined the Company in May 1998 as Executive Vice President. From March 1996 to April 1998, Mr. Kletzel served as President of Fisher Scientific International, an international manufacturer and distributor of laboratory supplies and equipment, and from March 1992 to February 1996 as President and Chief Operating Officer of Devon Industries, an international manufacturer of surgical products. From 1990 to 1992, Mr. Kletzel was General Manager of Toshiba America Medical Systems, a manufacturer of diagnostic imaging equipment. Mr. Kletzel also spent 13 years at Baxter Healthcare International, a healthcare products company most recently as Vice President, Sales and Operations in the Operating Room Division. Mr. Kletzel holds a B.S. in Biology from Villanova University.

     Nikhil A. Mehta joined the Company as Senior Vice President and Chief Financial Officer in October 2000. Prior to joining the Company, Mr. Mehta was Director, North American Finance and Vice President Finance, Global Document Services for Xerox Corporation, a document management and services company, from August 1998 to September 2000. Mr. Mehta also worked for Xerox Corporation from 1984 to 1996, holding key financial positions at the corporate level as well as in its Color Laser, US Customer Operations, and US Service Operations divisions. From August 1996 to August 1998, Mr. Mehta was employed by Citibank, N.A., as Managing Director, Business Planning and Process, Global Markets Structured Products. Mr. Mehta holds an M.B.A. from the Wharton School, University of Pennsylvania and a Bachelors of Commerce from the University of Bombay.

     Charles E. Anderson was appointed Vice President, Quality, in October 1998. From October 1997 to October 1998, Mr. Anderson served as Vice President of Quality Assurance and from October 1995 to October 1997 as Director of Quality Assurance at Genzyme Corporation, a biopharmaceutical company. From January 1992 to August 1995, Mr. Anderson was employed by Xoma Corporation, a biopharmaceutical company, most recently as Vice President of Quality Control and Quality Assurance. Prior to 1992, Mr. Anderson spent 19 years in various management positions in quality and manufacturing at Parke-Davis and various Roche Pharmaceutical subsidiaries. Mr. Anderson holds an M.S. degree in Quality Management from Tampa College and a B.S. in Chemistry from the University of Illinois at Chicago.

     Robert O. Gaskin, Jr. joined the Company as Vice President, Human Resources in September 2000. From May 1999 to September 2000, Mr. Gaskin was Vice President, Human Resources for Warner-Lambert/Agouron Pharmaceuticals, a pharmaceutical company. Mr. Gaskin was employed by Warner-Lambert from January 1988 to September 2000, holding a variety of senior level human resources positions within the pharmaceutical division. Prior to Warner-Lambert, Mr. Gaskin held human resources positions of increasing responsibilities with ARCO Oil & Gas Company, National Semiconductor Corporation, and Teleflex Defense Systems. Mr. Gaskin holds a M.S. in Human Resources Administration from Central Michigan University and a B.S. in Psychology from the University of Utah.

     Mark J. Gergen joined the Company as Vice President, General Counsel and Secretary in March 2000. From June 1999 to March 2000, Mr. Gergen was Associate General Counsel of Premier, Inc., a national alliance of hospitals and healthcare systems. From November 1997 to June 1999, Mr. Gergen was Senior Division Counsel at Medtronic, Inc., a therapeutic medical technology company, having served in various legal capacities from August 1994 to November 1997. Mr. Gergen was employed by Jostens, Inc., an educational software and recognition company, from April 1990 to July 1994, most recently as Senior Division Counsel. Prior to April 1990, Mr. Gergen was an associate at the law firms of Messerli & Kramer and LeFevere, Lefler, Kennedy, O'Brien & Drawz in Minneapolis, Minnesota. Mr. Gergen holds a J.D. from the University of Minnesota Law School and a B.A. in Business Administration from Minot State University.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation earned, for services rendered in all capacities to the Company, for each of the last three calendar years by the Company's Chief Executive Officer and each of the four other most highly paid executive officers whose salary and bonus for calendar 2000 was in excess of $100,000.

-------------------------------------------------------------------------------
SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------


                                              ANNUAL COMPENSATION
                                     ----------------------------------              LONG-TERM
                                                                                 COMPENSATION (4)
                                                                OTHER       -------------------------
                                                               ANNUAL        RESTRICTED   SECURITIES   ALL OTHER
                                                               COMPEN-          STOCK     UNDERLYING    COMPEN-
         NAME AND                     SALARY       BONUS       SATION          AWARDS    OPTIONS/SARS   SATION
    PRINCIPAL POSITION       YEAR     ($) (1)     ($) (2)      ($) (3)          ($)        (SHS)        ($) (5)
-------------------------   ------   ---------   ---------   -----------    -----------  ------------  --------

Arthur J. Benvenuto          2000     419,231      126,000(2)   1,885              0 (6)   250,000       1,380
Chairman and Chief           1999     400,000      102,900      2,478      1,122,000 (7)   450,000       1,380
Executive Officer            1998     399,000            0      2,936              0             0 (8)   1,380

Dr. Gail K. Naughton         2000     314,423       94,500(2)     471              0       150,000       1,180
Director and President       1999     300,000       78,400        405              0       250,000         470
                             1998     299,385            0        480              0             0         470

Joseph R. Kletzel, II        2000     262,615       73,200(2)     596              0        50,000           0
Executive Vice President     1999     240,000            0     30,738 (9)          0             0           0
and Chief Operating          1998     174,005            0    196,546 (9)          0       115,000           0
Officer

Charles E. Anderson          2000     195,519       56,700(2)   7,243 (9)          0        50,000           0
Vice President, Quality      1999     180,000       37,600     55,461 (9)          0             0           0
                             1998      51,924       42,000     50,461 (9)                   50,000           0

Mark J. Gergen               2000     130,769      110,942(2)     102              0       100,000           0
Vice President, General
Counsel and Secretary
-------------------------------------------------------------------------------

(1) Consists of base salary earned (including amounts deferred pursuant to plans established under sections 125 and 401(k) of the Internal Revenue
     Code) by the named executive officers for the periods presented. Executives hired during the periods presented include Mr. Kletzel (hired in May 1998), Mr. Anderson (hired in October 1998) and Mr. Gergen (hired in March 2000).

(2) Includes bonuses earned, whether or not paid in such year, by the named executive officers. For 2000, the bonuses for Mr. Benvenuto and Dr. Naughton were established at $126,000 and $94,500 respectively but made contingent upon the Company obtaining an approvable or approval letter from the FDA by the end of 2001 for the PMA for the use of Dermagraft in the treatment of diabetic foot ulcers. For the other named officers, one half of the bonus for 2000 has also been made subject to the same contingency. For Mr. Kletzel, Mr. Anderson and Mr. Gergen the portions of the bonus that is subject to the contingency are $36,600, $28,350 and $30,471 respectively. Amounts include a sign-on bonus in the amount of $42,000 paid to Mr. Anderson in 1998 and a sign-on bonus of $50,000 paid to Mr. Gergen in 2000. No bonuses were paid in 1998 to any executive officers of the Company.

(3) Except as noted in (9) below, amounts represent the compensation attributable to life insurance in excess of $50,000 provided the named executive officers under the Company's group life insurance plan for all employees.

(4) During the periods presented, long-term compensation has been the grant of stock options and a restricted stock award. The Company has not awarded stock appreciation rights or made any long-term incentive payouts.

(5) Amounts represent the premium paid for term life insurance coverage provided for the named executive officers in addition to their coverage under the Company's group life insurance plan for all employees.

(6) In May 1999, Mr. Benvenuto received a restricted stock award of 300,000 shares. 250,000 of such shares remain unvested at December 31, 2000. The 250,000 unvested shares had a value of $757,500 at December 31, 2000. 50,000 shares will vest on each of May 2001 and May 2002. The remaining 150,000 shares will vest upon the earlier of (a) Mr. Benvenuto's completion of five years of service with the company and (b) FDA premarket approval of Dermagraft for the treatment of diabetic foot ulcers during his period of service. Dividends, if any, will accrue to the restricted stock award shares.

(7) Represents a restricted stock award of 300,000 shares in May 1999. The restricted stock award had a value of $909,000 based on the closing price of the Company's common stock of $3.03 per share at December 29, 2000. One-half of the awarded shares will vest upon the earlier of (a) Mr. Benvenuto's completion of five years of service with the Company or (b) FDA premarket approval of Dermagraft(R) for the treatment of diabetic foot ulcers during his period of service. The other half of the shares will vest in a series of three successive equal annual installments over his period of continued service with the Company. Dividends, if any, will accrue to the restricted stock award shares.

(8) Does not include stock options vested and exercisable for 300,000 shares of common stock which were granted in 1988 and extended during 1998. These options, which were due to expire in June 1998, were extended for an additional five years to June 2003. Half of these stock options are exercisable at an exercise price of $1.47 per share and the other half are exercisable at $1.67 per share.

(9) Includes reimbursement of relocation expenses paid to Mr. Kletzel of $29,929 (including $8,906 for the reimbursement of taxes) and $196,113 (including $44,940 for the reimbursement of taxes) in 1999 and 1998, respectively, and the reimbursement of relocation expenses paid to Mr. Anderson of $6,865, $49,907 (including $14,869 for the reimbursement of taxes) and $20,166 (including $4,874 for the reimbursement of taxes) in 2000, 1999 and 1998, respectively.

     Options. The following table sets forth the details of options granted to
     -------
the named executive officers listed in the Summary Compensation Table during fiscal year 2000 under the our stock option plan. No stock appreciation rights have ever been granted by the Company.

-------------------------------------------------------------------------------
OPTIONS/SAR GRANTS IN FISCAL YEAR 2000
-------------------------------------------------------------------------------


                                              INDIVIDUAL GRANTS
                             ---------------------------------------------------
                               NUMBER OF   PERCENT OF
                              SECURITIES      TOTAL                                   POTENTIAL REALIZABLE
                              UNDERLYING     OPTIONS                                    VALUE AT ASSUMED
                               OPTIONS\    GRANTED TO    EXERCISE                     ANNUAL RATES OF STOCK
                                 SARS       EMPLOYEES     OR BASE                    PRICE APPRECIATION FOR
                                GRANTED     IN FISCAL      PRICE      EXPIRATION          OPTION TERM (3)
                                                                                   ---------------------------
            NAME              (#) (1)(2)      YEAR        ($/SH)         DATE         5% ($)         10% ($)
---------------------------  ------------- -----------  ----------    ----------   ------------    -----------

Arthur J. Benvenuto            250,000        17.28%        7.19        3/8/10       1,130,045      2,863,756

Dr. Gail K. Naughton           150,000        10.37%        7.19        3/8/10         678,027      1,718,254

Joseph R. Kletzel, II           50,000         3.46%        6.09       8/22/10         191,618        485,597

Charles E. Anderson             50,000         3.46%        7.19        3/8/10         226,009        572,751

Mark J. Gergen                 100,000         6.91%       10.50       3/12/10         660,339      1,673,430

===============================================================================================================

(1) The exercise prices of the options granted during fiscal year 2000 were equal to the closing market price of the Company's common stock on the date the options were granted. The options become exercisable in five successive equal annual installments beginning on the first anniversary of the grant date. The grant dates for the options are March 8, 2000 for the options granted to Mr. Benvenuto, Dr. Naughton and Mr. Anderson, March 12, 2000 for the options granted to Mr. Gergen and August 22, 2000 for the options granted to Mr. Kletzel. The options granted all provide for acceleration of vesting based upon certain changes in control of the Company.

(2) All options granted in 2000 to the named executive officers were under our stock option plan. The grants are for incentive stock options, except for 208,261 shares to Mr. Benvenuto, 108,248 shares to Dr. Naughton, 30,000 shares to Mr. Kletzel, 261 shares to Mr. Anderson and 52,385 shares to Mr. Gergen which are non-statutory stock options.

(3) The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future common stock prices. There can be no assurance provided to any executive officer or other holder of the Company's common stock that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from those option grants which were made to the named executive officers with an exercise price equal to the fair market value of the option shares on the grant date.

     Option Exercises and Holdings. The following table sets forth information
     -----------------------------
regarding the exercise of options in fiscal year 2000 and the number of options held by the named executive officers listed in the Summary Compensation Table, including the value of in-the-money options as of December 31, 2000. The value of unexercised in-the-money options is based on the market price of $3.03 per share, determined on the basis of the closing selling price per share of common stock on the Nasdaq National Market on December 29, 2000, the last trading day of the 2000 fiscal year, less the option exercise price payable per share. No SARs have ever been granted by the Company.

-------------------------------------------------------------------------------
AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 2000
AND FISCAL YEAR-END OPTION/SAR VALUES
-------------------------------------------------------------------------------


                              SHARES                             NUMBER OF             VALUE OF UNEXERCISED
                             ACQUIRED                       UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                ON            VALUE           AT YEAR END (#)             AT YEAR END ($)
                                                        --------------------------   -------------------------
                             EXERCISE       REALIZED      EXERCIS-       UNEXER-      EXERCIS-        UNEXER-
           NAME                 (#)            ($)          ABLE         CISABLE        ABLE          CISABLE
-------------------------   -----------   -----------   -----------    -----------   -----------   -----------

Arthur J. Benvenuto                 0             0      1,350,000        650,000       438,390             0

Dr. Gail K. Naughton                0             0        783,333        416,667             0             0

Joseph R. Kletzel, II               0             0         46,000        119,000             0             0

Charles E. Anderson                 0             0         20,000         80,000         3,126         4,689

Mark J. Gergen                      0             0              0        100,000             0             0

===============================================================================================================

     Employment Agreements/Change in Control Arrangements. The Company has no
     ----------------------------------------------------
employment agreements with any of the named executive officers or any of its other employees. In the event the Company is acquired by merger, consolidation or asset sale, outstanding options which are not assumed by the successor corporation, or replaced with a comparable option to purchase shares of the capital stock of the successor corporation, are to be automatically accelerated in full, except to the extent such acceleration is otherwise limited by the terms of the instrument evidencing such grant. The Compensation Committee or the full board of directors has the discretionary authority, exercisable either in advance or at the time of certain hostile changes in control of the Company (whether effected through a tender offer for outstanding shares of the Company's stock or a proxy contest for board of directors membership), to provide for the automatic acceleration of one or more such option grants outstanding at the time of such a hostile change in control. They also have the authority to condition any such option acceleration upon the subsequent termination of the optionee's service within a specified period following the change in control. All outstanding options held by the executive officers are either fully exercisable or provide for automatic acceleration upon the involuntary termination of the officers' employment following an acquisition of the Company by merger or asset sale or upon a hostile change of control.

     In May 1999, the Compensation Committee approved special long-term incentive compensation programs for both Arthur J. Benvenuto, Chairman and Chief Executive Officer, and Dr. Gail K. Naughton, President. Each program contains several components including a $500,000 cash bonus for Mr. Benvenuto and a $200,000 cash bonus for Dr. Naughton upon FDA approval of Dermagraft for the treatment of diabetic foot ulcers in the United States and stock awards. The awards were in the form of a restricted stock award of 300,000 shares to Mr. Benvenuto and a stock option to Dr. Naughton to purchase 250,000 shares of the Company's stock at an exercise price of $3.75 per share to align the officers' interests with those of the Company's stockholders. Mr. Benvenuto was also granted a stock option to purchase 450,000 shares of the Company's common stock at an exercise price of $3.75 per share, the closing selling price per share on the grant date of that option. The option will become exercisable for the option shares in a series of three successive equal annual installments upon his completion of each year of service over the three-year period measured from the grant date of the option. Also, if the Company is acquired by merger or asset sale, or if there is a change in ownership of more than 50% of the Company's outstanding voting securities during Mr. Benvenuto's service as Chief Executive Officer or Dr. Naughton's service as President, and his or her service as such is subsequently terminated or constructively terminated by the successor entity, then the outstanding unpaid balance of principal and accrued interest on his or her loan will immediately be cancelled. See our discussion under "Certain Transactions" below for additional information regarding Mr. Benvenuto's and Dr. Naughton's outstanding indebtedness. For additional disclosure regarding long-term incentive compensation programs, see "Compensation Committee Report - Special Long-Term Compensation Programs."

     In May 2000, the Compensation Committee approved change in control agreements for the officers of the Company. The agreements only operate in the event of a "change in control" as described below. Absent a "change in control," the agreements do not require the Company to retain executives or to pay them any specified level of benefits. Each agreement provides that, for 12 months proceeding and two years following a "change in control" in the event the officer is terminated without cause or resigns for good reason (as defined in the agreements and including compensation reductions, demotions, excess travel, etc.), the executive is entitled to receive lump sum payments in an aggregate amount equal to between two times total compensation (total compensation is one year of such officer's base salary in effect for him or her during the year of such change in control plus average bonuses (averaged over the last two years) plus costs of Company-paid benefits including health care) for the Chairman & CEO and the President and a lump sum payment of one times total compensation for the other officers. In addition, the agreements provide for the acceleration of the vesting of any unvested stock options or restricted stock awards. Finally, the agreements provide for certain additional payments to address adverse tax consequences, specifically in the case of Mr. Benvenuto and Dr. Naughton. If the payments would trigger excise tax under Section 4999 of the Internal Revenue Code their payments will be grossed up to adjust for the excise tax impact. In the case of the other officers, if the payment would trigger excise tax under
Section 4999 of the Internal Revenue Code the payment will be reduced so that the payment will not exceed the limits established by those regulations.

     Generally, and subject to certain restrictions, a "change in control" is deemed to have occurred if the transaction would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, including any of the following transactions effecting a change in ownership or control of the
Company:

     o A merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated,

     o The sale, transfer or other disposition of all or substantially all of the assets of the Company,

     o Any reverse merger in which the Company ceases to exist as an independent corporation and becomes the subsidiary of another corporation,

     o The acquisition by any person (or related group of persons), whether by tender or exchange offer made directly to the Company's stockholders, private purchases from one or more of the Company's stockholders, open market purchases or any other transaction, of beneficial ownership of securities possessing more than 30% of the total combined voting power of the Company's outstanding securities,

     o The acquisition by any person (or related group of persons), whether by tender or exchange offer made directly to the Company's stockholders, private purchases from one or more of the Company's stockholders, open market purchases or any other transaction, of securities of the Company possessing sufficient voting power in the aggregate to elect an absolute majority of the members of the Board (rounded up to the nearest whole number), or

     o A change in the composition of the Board over a period of 24 consecutive months or less such that a majority of the Board ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been members of the Board continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of Board members described in clause (i) who were still in office a the time such elections or nomination was approved by the Board.

The change in control agreements may be terminated by the Company upon six months notice.

     Compensation Committee Interlocks and Insider Participation. No member of ----------------------------------------------------------- the Compensation
Committee is a former or current officer or employee of the Company. See "Directors and Nominees" and "Board Meetings and Committees" for a discussion of the Compensation Committee members' background and relationship to the Company. No officers of the Company serve or have ever served on the board or directors or compensation committees of entities at which board members of the Company's board or Compensation Committee serve or have served as officers.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act or the Exchange Act that might incorporate future filings made by the Company under those statutes, none of the Compensation and Stock Option Committee Report, the Audit Committee Report, the Audit Committee Charter, reference to the independence of the Audit Committee members nor the Stock Performance Graph is to be incorporated by reference into any such prior filings, nor shall such reports, reference or graph be incorporated by reference into any future filings made by the Company under those statutes.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT
----------------------------------------------

     The report set forth below has been provided by the Compensation and Stock Option Committee and describes the philosophy and process considered by the Committee in administering the Company's executive compensation program.

-------------------------------------------------------------------------------
COMPENSATION COMMITTEE REPORT
-------------------------------------------------------------------------------

     The Company's executive compensation program is administered by the Compensation and Stock Option Committee. The executive compensation program is structured and administered to support the Company's mission, strategy and values.

Compensation Philosophy

     The Company's executive compensation program has been designed to enable the Company to attract, motivate and retain senior management by providing what the Company believes is a competitive total compensation package based on both individual and company performance. The executive compensation program is composed of three principal elements:

     o competitive base salaries which reflect individual performance,

     o annual performance-based incentive opportunities which are variable and payable in cash for the achievement of corporate goals (as discussed below under "Compensation of the Chief Executive Officer") approved by the Committee and individual goals established in consultation with the Chief Executive Officer, and

     o long-term, stock-based incentive opportunities pursuant to a stock option plan geared to strengthen the mutuality of interests between senior management and the Company's stockholders.

     As an executive officer's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on performance incentives, causing greater variability in the individual's absolute compensation level from year to year. In addition, the higher that individual rises in the organization, the greater the mix of compensation shifts to reliance on the value of the Company's common stock through stock-based awards.

     As a result of Section 162(m) of the Internal Revenue Code, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation does not apply to compensation paid to the named executive officers which qualifies as performance-based compensation. The Committee has not and does not intend to set cash compensation levels which would exceed the $1 million limit in 2000. In addition, the Company's 1997 Stock Incentive Plan is structured so that any compensation deemed paid in connection with the exercise of options granted under the plan or the disposition of shares acquired under such plan will qualify as performance-based compensation.

The Compensation Process

     Early in each fiscal year, the Committee reviews with the Chief Executive Officer an annual salary plan for the Company's executive officers based on information prepared by Human Resources. This salary plan is based on industry, peer group and national surveys conducted by a nationally recognized compensation consulting firm which specializes in the biotechnology/biomedical industries, and performance evaluations based upon past and expected future contributions of the individual executive officers. In particular, the Committee obtains and reviews comparative total compensation figures from

     o a group of approximately 70 diverse public companies in the biomedical/biotechnology industries with greater than 150 but less than 500 employees,

     o a select group of approximately 45 companies which are considered leaders in the biotechnology industry by virtue of their market capitalization, and

     o a select group of public biotechnology companies.

     Base salary levels for each of the Company's executive officers, with the exception of the Chief Executive Officer, are established annually within ranges determined by analysis of comparative compensation. The mid-point of such ranges is designed to be comparable to the 50th percentile of the survey data obtained as set forth above. Under the Company's bonus program in effect for the 2000 fiscal year, the annual targeted cash incentive for each executive officer was calculated as a percentage of such officer's base salary based on the accomplishment of corporate goals (which are the same as those discussed below for the Chief Executive Officer). For the 2000 fiscal year, such targeted cash incentive amounts ranged from approximately 25% to approximately 30% of base salary depending on the level of the executive officer. There is an additional bonus pool for officers for individual performance that could range from 10% to 20% of the individual's base salary if the Company meets or exceeds the corporate goals.

     Long-term incentive compensation is provided primarily through stock option grants under our option plan. The amount of each grant is a function of the individual's position and level of responsibility, and options generally become exercisable in equal annual installments over a five-year period measured from the grant date. The Committee, in its discretion, may grant additional options to executive officers, including the Chief Executive Officer, for increases in level of responsibility and promotions, in recognition of sustained exceptional performance or annually based upon company and individual performance. The option grant will have value to the executive officer only if he or she continues in the Company's service during the vesting period and then only if the market price of the underlying option shares appreciates over the option term. As indicated below, the Committee also authorized a restricted stock grant of 300,000 shares of the Company's common stock under the plan to the Chief Executive Officer as part of a special long-term incentive program implemented for him during the 1999 fiscal year.

     The Compensation Committee has retained an outside, independent compensation consulting firm, which specializes in the biotechnology/biomedical industries, to review and evaluate the Company's process of establishing, reviewing and adjusting the compensation of the Company's executive officers. After its most recent review, conducted in February 2001, such consulting firm concluded that the process presently employed by the Company in obtaining, analyzing and employing comparative data, and implementing the Company's compensation programs for the Company's executive officers and for the Chief Executive Officer, is consistent with industry norms.

Compensation of the Chief Executive Officer

     The Compensation Committee annually reviews and fixes the base salary of the Chief Executive Officer based in part on the competitive compensation data discussed above, and the Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company and its development. Due to the stages of development and commercialization of the Company's therapeutic products, profitability of the Company has not been a primary factor considered in setting the Chief Executive Officer's compensation; however, the Committee does consider a number of financial factors, including the Company's ability to secure financing, progress toward profitability, expense reduction and control, and the efficient use of working capital to achieve corporate goals. In determining the Chief Executive Officer's base salary for each year, the Committee also considers significant accomplishments made by the Company during the prior year and other performance factors, such as the effectiveness of the Chief Executive Officer in establishing the Company's strategic direction. The annual cash bonus paid to the Chief Executive Officer, if any, is entirely dependent on the accomplishment by the Company of certain corporate goals established by management and approved by the compensation committee of the board of directors near the commencement of each fiscal year. Factors considered by the Committee in determining the Chief Executive Officer's annual base salary and bonus, if any, are not subject to any specific weighting or formula.

     In determining the Chief Executive Officer's base salary for 2000 as reported in the cash compensation table, the Committee considered 1999 accomplishments as well as the comparative competitive compensation data and performance factors discussed above. The objectives for 1999 which the Committee considered included:

     o progress toward obtaining regulatory approvals for Dermagraft in the treatment of diabetic foot ulcers,

     o success in achieving sales targets, production goals and operating loss and cash expenditure objectives,

     o success in obtaining additional financing for the Company,

     o advancing TransCyte and Dermagraft into additional product indications, and

     o advancing the development of tissue engineered cartilage and cardiovascular products.

     In determining the Chief Executive Officer's bonus eligibility for 2000, the Committee considered the Chief Executive Officer's role in the achievement of a number of pre-established corporate objectives. Those objectives considered by the Committee for 2000 include:

     o success in achieving financial objectives including financing,

     o progress in clinical trials and progress in regulatory submissions,

     o progress in early stage research activities,

     o achieving manufacturing and quality goals,

     o progress in areas of strategic focus, and

     o progress in human resource initiatives.

     In March 2001, the Committee determined that performance bonuses for the Chief Executive Officer and the President should be made at the determined amounts but subject to the additional contingency of the Company obtaining an approvable or approval letter from the FDA for the use of Dermagraft in the treatment of diabetic foot ulcers by the end of 2001.

Special Long-Term Incentive Compensation Programs

     In May 1999, the Compensation Committee approved special long-term incentive compensation programs for both Arthur J. Benvenuto, Chairman and Chief Executive Officer, and Dr. Gail K. Naughton, President. Each program contains several components including special bonuses tied to the approval of Dermagraft for the treatment of diabetic foot ulcers in the United States, stock awards to align the officers' interests with those of the Company's stockholders and the modification of certain loan terms designed to encourage retention.

     The special long-term incentive program for Mr. Benvenuto includes a $500,000 cash bonus upon FDA approval of Dermagraft in the treatment of diabetic foot ulcers, a restricted stock award and a stock option grant, and adjustments to the repayment terms currently in effect for Mr. Benvenuto's outstanding indebtedness to the Company. More specifically, in 1999 Mr. Benvenuto was issued 300,000 restricted shares of the Company's common stock at $0.01 per share. Such shares are unvested and subject to cancellation in the event Mr. Benvenuto ceases to remain in the Company's service prior to vesting in those shares. One-half of the awarded shares will vest upon the earlier of (a) Mr. Benvenuto's completion of five years of service with the Company or (b) FDA approval of Dermagraft in the treatment of diabetic foot ulcers during his period of service. The other half of the shares will vest in a series of three successive equal annual installments over his period of continued service with the Company. Mr. Benvenuto was also granted a stock option to purchase 450,000 shares of the Company's common stock at an exercise price of $3.75 per share, the closing selling price per share on the grant date of that option. The option will become exercisable for the option shares in a series of three successive equal annual installments upon his completion of each year of service over the three-year period measured from the grant date of the option.

   David S. Tappan, Jr., Chairman      Jack L. Heckel         Dayton Ogden

================================================================================

     The following chart compares the cumulative total stockholder return on the Company's common stock over the five-year period ended December 31, 2000 with the cumulative total return for:

     o the NASDAQ Stock Market (U.S. Companies), and

     o the NASDAQ Pharmaceutical Index.

The chart assumes $100 invested on December 31, 1995 and that dividends are reinvested

                        (Performance Graph appears here)

--------------------------------------------------------------------------------
COMMON STOCK PERFORMANCE
--------------------------------------------------------------------------------
                                1995    1996    1997    1998    1999    2000
                               ------  ------  ------  ------  ------  ------
Advanced Tissue
  Sciences, Inc.               $  100  $   94  $  122  $   26  $   25  $   30
NASDAQ Stock Market (US)       $  100     123     151     213     395     238
NASDAQ Pharmaceutical Index    $  100     100     104     132     248     308

================================================================================

There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The market price of the Company's stock in recent years has fluctuated significantly and it is likely that the price of the stock will fluctuate in the future. The Company does not make or endorse any prediction as to future stock performance.

CERTAIN TRANSACTIONS

     The Company has entered into indemnification agreements with each of its directors and officers which provide such individuals with indemnification rights in addition to those provided by the Company's By-laws. One significant difference between the indemnification rights provided under the Company's By-laws and those provided under the indemnification agreements is that, under the By-laws, determinations are made on a case-by-case basis that the individual claiming indemnity meets certain specified standards of conduct. Under the indemnification agreements, a determination that a director or officer has met these standards is not required for such indemnity, although the agreements exclude indemnity for conduct which is adjudged to be knowingly fraudulent, deliberately dishonest or to constitute willful misconduct. The Company also currently maintains policies of insurance under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

     On March 31, 2001, Arthur J. Benvenuto, Chairman of the Board and Chief Executive Officer, and Dr. Gail K. Naughton, President, were indebted to the Company in the amount of $1,345,593 (including $427,093 representing accrued interest prior to the restructuring of the loan in September 2000 and $5,664 since the restructuring) and $489,603 (including $139,603 representing accrued interest), respectively. Mr. Benvenuto's loan was for the exercise of an employee stock option and Dr. Naughton's loan was related to the purchase of her residence.

     The repayment terms currently in effect for Dr. Naughton's loan were adjusted to extend the due date to July 18, 2004. However, the loan will become due and payable in full on an accelerated basis 180 days after any cessation of her service. If Dr. Naughton remains as President through July 18, 2002 or, if the Company achieves specified net operating income target, then the due date for payment following any cessation of service will be extended from 180 days to one year. The interest rate of the note was increased to 5.74% per annum, compounded semi-annually. Also, if the Company is acquired by merger or asset sale, or if there is a change in ownership of more than 50% of the Company's outstanding voting securities during Dr. Naughton's service as President, and her service as such is subsequently terminated or constructively terminated by the successor entity, then the outstanding unpaid balance of principal and accrued interest on her loan will immediately be cancelled.

     In September, 2000, Mr. Benvenuto repaid in full the principal and interest on a note related to stock options exercised in 1995. Concurrent with the repayment of the note in September 2000, which amounted to $1,265,000, we guaranteed a personal loan obtained by the Chairman and Chief Executive Officer from a third party, for a like amount. The third party loan was collateralized by Company shares owned by Mr. Benvenuto and its maintenance was dependent upon our share price. With a decline in our share price, in October 2000 we honored our guarantee to the third party and re-established a note from our Chairman and Chief Executive Officer for up to $1,350,000. The repayment date for the new note is September 13, 2001 or sooner if Mr. Benvenuto's service with the Company ends. The note carries an interest rate of 6.15%. Also, if the Company is acquired by merger or asset sale, or if there is a change in ownership of more than 50% of the Company's outstanding voting securities during Mr. Benvenuto's service as Chief Executive Officer, and his service as such is subsequently terminated or constructively terminated by the successor entity, then the outstanding unpaid balance of principal and accrued interest on his loan will immediately be cancelled. In March 2001, the Board of Directors revised the terms of the note to (i) extend the term to May 2004 consistent with the term of the original loan, (ii) adjust the interest rate to 4.86 %; and (iii) adjust the total of the note from $1,350,000 to $1,400,000.

     In November 1999, the State of Wisconsin Investment Board purchased 3,750,000 units at $4.00 per unit in connection with a public offering by the Company. The units separated immediately upon issuance into 3,750,000 shares of Advanced Tissue Sciences' common stock and warrants to purchase an additional 1,750,000 shares of common stock at $4.00 per share. In January 2000, the State of Wisconsin Investment Board exercised all warrants and purchased the additional 1,750,000 shares of Advanced Tissue Sciences' common stock. In September 2000, the State of Wisconsin Investment Board purchased an additional 3,494,365 shares of Company common stock in a private placement at $5.7235 per share. The Company filed a Form 8-K with the SEC on September 20, 2000 related to the public announcement of the completion of the private placement. In addition, a Form S-3 registration statement registering the 3,494,365 shares of common stock for resale, was filed on September 25, 2000 and declared effective on October 3, 2000.

     The Company has two joint ventures with Smith & Nephew. The first joint venture, the NeoCyte Joint Venture, was formed in May 1994 and is developing tissue-engineered orthopedic cartilage products, initially focusing on the repair of cartilage in knee joints. Under the terms of the NeoCyte Joint Venture agreement, Advanced Tissue Sciences will be responsible for supervising the manufacturing of cartilage tissue products. Through Advanced Tissue Sciences and Smith & Nephew, the NeoCyte Joint Venture is executing the research and development programs and will utilize Smith & Nephew's established selling and distribution network to market its products. In September 2000, the Company issued 770,453 shares of common stock to Smith & Nephew to pay off the remaining balance of a loan from Smith & Nephew to the NeoCyte Joint Venture.

     The second joint venture, the Dermagraft Joint Venture, was formed in April 1996 and covers the application of Advanced Tissue Sciences' tissue engineering technology for skin wounds. The Dermagraft Joint Venture includes Dermagraft(R) for the treatment of diabetic foot ulcers, TransCyte(R) for the temporary covering of second and third-degree burns and future developments for venous ulcers, pressure ulcers, burns and other non-aesthetic wound care treatments. The Company and Smith & Nephew share in the revenues and expenses of the Dermagraft Joint Venture. Under the Dermagraft Joint Venture, the Company is responsible for manufacturing and Smith & Nephew is responsible for the sales and marketing of the joint venture's products.

     In February 2000, with a delay in the commercial introduction of Dermagraft in the United States and a requirement for an additional clinical trial by the FDA substantially increasing the partners' required investment, we agreed in principle with Smith & Nephew to restructure the Dermagraft Joint Venture. The restructuring agreement was amended and implemented in September 2000. The objective of the restructuring was to defer the potential payment of certain milestones by Smith & Nephew while providing us a royalty stream and an opportunity to increase our long-term return from the venture. Specifically, except for $10 million in regulatory approval and reimbursement milestones related to Dermagraft in the treatment of diabetic foot ulcers, we agreed to make all other approval, reimbursement and sales milestones subject to, and payable from, joint venture earnings exceeding certain minimum levels. In return, the Dermagraft Joint Venture will pay us royalties on joint venture product sales. As part of the agreement we also sold the Dermagraft manufacturing assets that we owned to DermEquip (a limited liability company owned jointly with Smith & Nephew) but retained all raw material inventory. The proceeds of this sale were used in September 2000 to pay down a portion of the outstanding balance of the NeoCyte Loan with the remaining outstanding principal and interest being paid in our common stock based on a specified average market price as noted above. Subsequent to this transaction, the Dermagraft Joint Venture in September 2000 made a new long-term loan of $5.4 million to the Company payable on December 31, 2001, with raw material inventory being pledged as collateral security.

     Under the restructured joint venture, we are sharing equally with Smith & Nephew in the expenses and revenues of the Dermagraft Joint Venture, except that we are funding the first $6 million of expenses for conducting clinical trials and regulatory support of Dermagraft and TransCyte in the treatment of venous ulcers and pressure ulcers. In addition, we funded a proportion of manufacturing and distribution costs and costs related to post-market studies for TransCyte through 1999.

                      PROPOSALS FOR THE 2002 ANNUAL MEETING

     The next annual meeting of stockholders is scheduled to be held in May 2002. Stockholder proposals for inclusion in the Company's proxy statement for that meeting must be received at the Company's principal office not later than December 18, 2001. Stockholder proposals must be mailed to the Company's principal executive office at 10933 North Torrey Pines Road, La Jolla, California 92037 to the attention of the Corporate Secretary.

     In addition, the proxies solicited by the board of directors for the annual meeting of the stockholders in calendar year 2002 will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than March 4, 2002.

                           FORM 10-K AND ANNUAL REPORT

     The Company filed an annual report on Form 10-K with the Securities and Exchange Commission on or about March 28, 2001. Stockholders may obtain a copy of this report, without charge. Requests should be made to the Corporate Secretary of the Company at the Company's principal executive offices located at 10933 North Torrey Pines Road, La Jolla, California 92037. The Company's annual report to stockholders for the year ended December 31, 2000 is enclosed herewith. The annual report is not incorporated into this proxy statement and is not considered proxy material.

     Your cooperation in giving this matter your immediate attention and returning your proxies will be appreciated.

                                            By Order of the Board of Directors,

                                             /s/ Mark J. Gergen

                                            Mark J. Gergen
                                            Secretary

La Jolla, California
April 9, 2001

                                    APPENDIX

                             AUDIT COMMITTEE CHARTER
                                       OF
                         ADVANCED TISSUE SCIENCES, INC.
                            (A DELAWARE CORPORATION)

     Organization

This charter governs the operations of the Audit Committee (the "Committee"). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate and at least one member shall have accounting or related financial management expertise.

     Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

     Responsibilities and Processes

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

                                    APPENDIX

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholder approval.

o The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

o The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire committee for the purposes of this review. The Committee shall also endeavor to review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q.

o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.



Adopted:  5/28/90
Amended:  10/3/94
Amended:  3/13/00

(Proxy Card - Front)

                         ADVANCED TISSUE SCIENCES, INC.
            10933 NORTH TORREY PINES ROAD, LA JOLLA, CALIFORNIA 92037
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 22, 2001 and the proxy statement and hereby appoints Arthur J. Benvenuto and Dr. Gail K. Naughton, and each of them, with full power of substitution, the proxy or proxies of the undersigned to vote all shares of Common Stock of Advanced Tissue Sciences, Inc. (the "Company") which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the following manner:

                (continued and to be signed on the reverse side)

(Proxy Card - Back)


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED IN PROPOSAL 1 BELOW AND FOR PROPOSAL 2.

               ------------------            --------------
                 ACCOUNT NUMBER                  COMMON


1. TO ELECT THE FOLLOWING EIGHT-MEMBER BOARD OF DIRECTORS to serve until their successors have been duly elected and qualified: Arthur J. Benvenuto; Dr. Gail K. Naughton; Jerome E. Groopman, M.D.; Jack L. Heckel; Ronald L. Nelson; Dayton Ogden; David S. Tappan, Jr.; and Dr. Gail R. Wilensky. (THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR)

        / /   FOR all nominees above              / /  WITHHOLD AUTHORITY
              (except as marked to the contrary)       to vote for the nominees
                                                       listed above

     TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME SET FORTH ABOVE. IN THE EVENT A NOMINEE IS UNABLE OR DECLINES TO SERVE, THIS PROXY WILL BE VOTED IN THE ELECTION OF DIRECTORS IN THE MANNER DESCRIBED IN THE PROXY STATEMENT FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS.

2. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP as independent auditors of the Company for the fiscal year ending December 31, 2001 (THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR)

        / /   FOR                / /   AGAINST         / /   ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournments or postponements thereof.

                                   Please sign exactly as name appears hereon.
                                   When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                   Dated:__________________________, 2001


                                   ______________________________________
                                                (Signature)

                                   ______________________________________
                                         (Signature if held jointly)

      PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE
                   ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE.